                                                                                Exhibit 10.1
FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of August 9, 2010 to the Credit Agreement referenced below is by and among DST Systems, Inc., a Delaware corporation (the “Borrower”), the Lenders identified on the signature pages hereto and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), L/C Issuer and Swing Line Lender.

W I T N E S S E T H

WHEREAS, a $600 million credit facility has been established in favor of the Borrower pursuant to the terms of that certain Credit Agreement dated as of April 16, 2010 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”) among the Borrower, the Lenders identified therein (the “Lenders”) and the Administrative Agent;

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement to modify certain provisions contained therein; and

WHEREAS, the Required Lenders have agreed to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement (including as amended hereby).

2.           Amendment.  Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

(a)           Section 1.01 of the Credit Agreement is amended by adding the following new definitions in the appropriate alphabetical order:

“Note Purchase Agreement” means that certain Note Purchase Agreement to be dated on or about August 9, 2010 among the Borrower and the Purchasers referred to therein with respect to $370 million in original principal amount of Notes (issued in the following series: 4.19% Series A Senior Notes due on or about August 9, 2015; 4.86% Series B Senior Notes due on or about August 9, 2017; 5.06% Series C Senior Notes due on or about August 9, 2018; and 5.42% Series D Senior Notes due on or about August 9, 2020), as amended, modified, restated, amended and restated or supplemented from time to time in accordance with the terms hereof.

“Redemption Event” has the meaning specified in Section 7.12(b).

(b)           Section 7.09(b) of the Credit Agreement is restated in its entirety to read as follows:

(b)           Neither the Borrower nor any Subsidiary (other than an Immaterial Subsidiary, which shall not be subject to the restrictions contained in this Section 7.09(b)) shall enter into any Contractual Obligation that prohibits or otherwise restricts the existence of any Lien upon any of its Property in favor of the Administrative Agent (for the benefit of the Lenders) for the purpose of securing the Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such Property is given as security for the Obligations, except (i) any document or instrument governing Indebtedness incurred pursuant to Section 7.03(c), provided that any such restriction contained therein relates only to the asset or assets constructed, acquired or financed in connection therewith, (ii) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (iii) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 7.05, pending the consummation of such sale and (iv) the restrictions set forth in Section 10.4 of the Note Purchase Agreement so long as the Note Purchase Agreement permits the Borrower to grant Liens to secure the obligations under this Agreement provided the Borrower makes effective provisions at the same time Liens are granted to secure the obligations under this Agreement to equally and ratably secure the Indebtedness under the Note Purchase Agreement.

(c)           Section 7.12 of the Credit Agreement is amended by (i) restating clause (b) thereof in its entirety and (ii) adding a new clause (c), in each case to read as follows:

(b)           if any Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, after the issuance thereof, to (i) amend or modify any of the terms of any Indebtedness of such Person (other than Indebtedness arising under the Loan Documents but including the Convertible Senior Debentures and any Refinancing Indebtedness with respect thereto) if such amendment or modification would add or change any terms in a manner adverse in any material respect to such Person or to the Lenders, or (ii) shorten the final maturity or average life to maturity thereof or require any payment thereon to be made sooner than originally scheduled or increase the interest rate applicable thereto, or (iii) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment thereof, or make (or give any notice with respect thereto) any other voluntary or optional repayment, redemption or acquisition for value or defeasance (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due, but excluding any payment in the form of Capital Stock of the Borrower), refund, refinance or exchange with respect thereto (each of the foregoing actions under this subclause (iii), a “Redemption Event”); and

(c)                with respect to the Convertible Senior Debentures (and whether or not any Default has occurred and is continuing or would be directly or indirectly caused as a result thereof), to consummate (or give any notice with respect thereto) any Redemption Event with respect to which the related payment is financed, directly or indirectly, by the Borrower using the proceeds of additional Indebtedness (other than Indebtedness under this Agreement) (the “Refinancing Indebtedness”), unless such Refinancing Indebtedness does not (i) have a maturity date (which, for the purposes hereof in the case of any Back-Stopped Bridge Facility, shall be the maturity date of any rollover or other extension financing specified with respect thereto), or otherwise require any payment of principal thereon to be made in cash, on or before the date that is six months after the Maturity Date, or (ii) have covenants or other terms that, taken as a whole, are more adverse in any material respect to the Borrower than those set forth in this Agreement; provided that this clause (c) shall no longer apply or be deemed binding on the Borrower to the extent that (x) all of the remaining Series A Debentures and Series B Debentures have been repurchased, redeemed and cancelled in full (with the proceeds of the Indebtedness under the Note Purchase Agreement or otherwise) and (y) as of the date the Borrower has repurchased, redeemed and cancelled all of the remaining Series A Debentures and Series B Debentures in full, the outstanding principal amount of the Series C Debentures is $166 million or less (it being understood and agreed that such Indebtedness issued under the Note Purchase Agreement constitutes permitted Refinancing Indebtedness hereunder).

3.           Conditions Precedent.  This Amendment shall become effective upon the satisfaction of the following conditions:

(a)           Execution of Counterparts of Amendment.  Receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrower, the Administrative Agent and the Required Lenders; and

(b)           Fees and Expenses.  The payment by the Borrower to the Administrative Agent (or its Affiliates) of all fees and reasonable expenses relating to this Amendment which are due and payable on the date hereof including all reasonable out of pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and expenses of Moore & Van Allen PLLC, special counsel to the Administrative Agent.

(c)           Closing of Private Placement.  The closing and effectiveness of the Note Purchase Agreement and the issuance by the Borrower of the Notes thereunder (it being understood that, so long as the other conditions precedent set forth in this Section 3 have been satisfied, this Amendment shall become effective automatically upon such closing and effectiveness of the Note Purchase Agreement and the issuance by the Borrower of the Notes thereunder).

4.           Representations and Warranties.  The Borrower hereby represents and warrants that (a) it has the requisite corporate power and authority to execute, deliver and perform this Amendment, (b) it is duly authorized to, and has been authorized by all necessary corporate action to, execute, deliver and perform this Amendment, (c) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by it of this Amendment, (d) the execution, delivery and performance by it of this Amendment do not and will not conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries or any indenture or other material agreement or instrument to which any such Person is a party or by which any of its properties may be bound or the approval of any Governmental Authority relating to such Person except as could not reasonably be expected to have a Material Adverse Effect, (e) the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date) and (f) no Default or Event of Default exists under the Credit Agreement on and as of the date hereof and after giving effect to this Amendment, or will occur as a result of the transactions contemplated hereby.

5.           No Other Changes; Ratification.  Except as expressly modified or waived hereby, all of the terms and provisions of the Credit Agreement (including schedules and exhibits thereto) and the other Loan Documents shall remain in full force and effect.  The term “this Agreement” or “Credit Agreement” and all similar references as used in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as herein specifically agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.  This Amendment shall be effective only to the extent specifically set forth herein and shall not (i) be construed as a waiver of any breach or default other than as specifically waived herein nor as a waiver of any breach or default of which the Lenders have not been informed by the Borrower, (ii) affect the right of the Lenders to demand compliance by the Borrower with all terms and conditions of the Credit Agreement in all other instances, (iii) be deemed a waiver of any transaction or future action on the part of the Borrower requiring the Lenders’ or the Required Lenders’ consent or approval under the Credit Agreement, or (iv) be deemed or construed to be a wavier or release of, or a limitation upon, the Administrative Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other document executed or delivered in connection therewith, whether arising as a consequence of any Event of Default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

6.           Counterparts; Facsimile/Email.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.  Delivery of an executed counterpart of this Amendment by telecopy or electronic mail by any party hereto shall be effective as such party’s original executed counterpart.

7.           Governing Law.  This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

8.           Entirety. This Amendment and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.  These Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no oral agreements between the parties.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                                           DST SYSTEMS, INC.,
a Delaware corporation

By:           /s/ Kenneth V. Hager
Name:           Kenneth V. Hager
Title:             Vice President, Chief Financial Officer and Treasurer

[signature pages continue]

ADMINISTRATIVE AGENT
AND LENDERS:	BANK OF AMERICA, N.A.,
as Administrative Agent

By:           /s/ Mollie S. Canup
Name:           Mollie S. Canup
Title:             Vice President

BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

By:           /s/ Aileen Supeña
Name:           Aileen Supenña
Title:             Vice President

COMPASS BANK

By:           /s/ Eric J. Paul
Name:           Eric J. Paul
Title:             Senior Vice President

JPMORGAN CHASE BANK, N.A.

By:           /s/ Brian McDougal
Name:           Brian McDougal
Title:             Senior Vice President

COMMERCE BANK, N.A.

By:           /s/ Craig D. Sciara
Name:           Craig D. Sciara
Title:             Vice President

THE ROYAL BANK OF SCOTLAND PLC

By:           /s/ L. Peter Yetman
Name:           L. Peter Yetman
Title:             SVP

UMB BANK, N.A.

By:           /s/ Douglas F. Page
Name:           Douglas F. Page
Title:             Executive Vice President

U.S. BANK NATIONAL ASSOCIATION

By:           /s/ Christine Dean
Name:           Christine Dean
Title:             Vice President

 BANK OF BLUE VALLEY

By:           /s/ Kevin Klamm
Name:           Kevin Klamm
Title:             Commercial Loan Officer

WELLS FARGO BANK, N.A.

By:           /s/ Tammy R. Henke
Name:           Tammy R. Henke
Title:             Vice President

MIZUHO CORPORATE BANK, LTD.

By:           /s/ Bertram H. Tang
Name:           Bertram H. Tang
Title:           Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:           /s/ Victor Pierzchalski
Name:           Victor Pierzchalski
Title:             Authorized Signatory

THE BANK OF NOVA SCOTIA

By:           /s/ David Schwartzbard
Name:           David Schwartzbard
Title:             Director

BANK OF THE WEST

By:           /s/ Tim Kyndeseu
Name:           Tim Kyndeseu
Title:             Senior Vice President

CITIBANK, N.A.

By:           /s/ Dane Graham
Name:           Dane Graham
Title:           Vice President

SUMITOMO MITSUI BANKING
CORPORATION

By:           /s/ Yasuhiko Imai
Name:           Yasuhiko Imai
Title:             Senior Vice President

BANK OF CHINA, LOS ANGELES BRANCH

By:           /s/ Feng Chang
Name:           Feng Chang
Title:             Branch Manager and FVP